SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Maiden Lane, New York, NY		10005

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 6, 2005, we completed an acquisition of an office and technology center (the “Property”) in Hanover Township, Morris County, New Jersey from WXV/Whippany, LLC, an unaffiliated third party for cash of $48.0 million. The purchase price was determined through arms-length negotiations. The two-story building contains 149,475 square feet of space on 15 acres of land.

We financed this acquisition with proceeds from our warehouse facility with Wachovia Bank, N.A.

The Property is net leased to Cadbury Schweppes Holdings (U.S.), a wholly-owned subsidiary of Cadbury Schweppes PLC (“Cadbury”), which is rated BBB and Baa2 by Standard & Poor’s and Moody’s, respectively. The Cadbury lease expires in March 2021. Under the net lease with Cadbury, substantially all of the operating costs and management responsibilities of the property are transferred to the tenant. Since our investment underwriting on this property was based primarily on the financial strength of Cadbury, and the related long-term net lease, management believes that the financial condition and results of operations of Cadbury are more relevant to investors than financial statements of the property acquired.

Cadbury, based in the United Kingdom, currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Cadbury is taken from its previously filed public reports (data as reported under UK GAAP except Profit for the Financial Period which is as reported under UK GAAP and US GAAP):

	For the 24 Weeks Ended		For the Fiscal Years Ended
	6/13/2004	6/15/2003	12/28/2003	12/29/2002	12/30/2001
	(unaudited) (in millions)		(audited) (in millions)
Consolidated Statement of Income
Total Turnover	£ 2,954	£ 2,700	£ 6,441	£ 5,298	£ 4,960
Operating Profit Including Associates	£ 359	£ 366	£ 750	£ 924	£ 888
Profit for the Financial Period (UK GAAP)	£ 171	£ 185	£ 366	£ 548	£ 542
Profit for the Financial Period (US GAAP)	£ 196	£ 107	£ 373	£ 565	£ 493

	As of	As of the Year Ended
	6/13/2004	12/28/2003	12/29/2002
	(unaudited) (in millions)	(audited) (in millions)
Consolidated Balance Sheets
Total Assets	£ 9,892	£ 10,410	£ 7,867
Total Borrowings	£ 4,659	£ 4,644	£ 2,318
Shareholders’ Funds	£ 2,787	£ 2,950	£ 3,020

The following summary exchange rate data (average or the high and low Noon Buying Rates for pounds sterling expressed in US dollars per £ 1.00) is also taken from Cadbury’s previously filed reports:

Financial Year/Month(a)	High	Low	Average(b)
	(in US$)
2001	–	–	1.44
2002	–	–	1.51
2003	–	–	1.64
January 2004	1.85	1.79	–
February 2004	1.90	1.82	–
March 2004	1.87	1.79	–
April 2004	1.86	1.77	–
May 2004	1.84	1.76	–
June 2004	1.84	1.81	–

(a) Cadbury’s financial year ends on the Sunday nearest to December 31.
(b) Calculated by Cadbury using the average of the exchange rates on the last day of each month during the period.

For more detailed financial and other information regarding Cadbury (including a reconciliation of UK GAAP to US GAAP), please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro forma financial information.

To be filed by amendment as soon as practicable, but not later than 71 days after the date that the initial report on Form 8-K must be filed.

(c) Exhibits.

Exhibit	Description

10.1	Agreement of Purchase and Sale, dated December 23, 2004, between the Company and WXV/Whippany, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

DATE: January 11, 2005	By:	/s/ SHAWN P. SEALE
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement of Purchase and Sale, dated December 23, 2004, between the Company and WXV/Whippany, LLC